SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

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    (AS PERMITTED BY RULE 14A-6(E)(2))
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240-14a-12

                         Capital City Bank Group, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                         NOTICE OF 2006 ANNUAL MEETING
                      OF SHAREOWNERS AND PROXY STATEMENT





                      [Capital City Bank Group Star Logo]





                        [Capital City Bank Group Logo]

              217 North Monroe Street, Tallahassee, Florida 32301

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CONTENTS
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LETTER TO SHAREOWNERS


NOTICE OF ANNUAL MEETING OF SHAREOWNERS


PROXY STATEMENT

General Information.......................................................1

Corporate Governance......................................................3

Board and Committee Membership............................................5

Nominees for Election as Directors........................................8

Continuing Directors and Executive Officers..............................10

Share Ownership..........................................................12

Executive Officers and Transactions with Management......................14

Compensation Committee Report............................................16

Executive Compensation...................................................20

Retirement Plans.........................................................22

Five-Year Performance Graph..............................................23

Audit Committee Report...................................................24

Ratification of Auditors.................................................26

Other Matters............................................................28

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LETTER TO SHAREOWNERS
---------------------------------------------------------------------------





                         CAPITAL CITY BANK GROUP, INC.
                            217 North Monroe Street
                           Tallahassee, Florida 32301





March 31, 2006


Dear Fellow Shareowners:

You are cordially invited to attend the 2006 Annual Meeting of Shareowners at 10:00 a.m., local time, on Tuesday, April 25, 2006, at University Center Club, Building B, Floor 3, University Center, Florida State University, Tallahassee, Florida.

At the meeting, I will give an update on Capital City's business and plans for the future. Also, we will elect four Class III directors to the Board of Directors and ratify our accountants for fiscal 2006.

Your Board of Directors encourages every shareowner to vote. Your vote is very important. Whether or not you plan to attend the meeting, please review the proxy materials and return your proxy instructions by Tuesday, April 11, 2006.

The meeting will begin at 10:00 a.m. I hope you will come early and join your friends for light refreshments at 9:30 a.m.



Sincerely,


/s/ William G. Smith, Jr.
William G. Smith, Jr.
Chairman, President,
and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREOWNERS
---------------------------------------------------------------------------


-------------------------------------   -----------------------------------
BUSINESS                                TIME
-------------------------------------   -----------------------------------

(1) Elect four Class III directors      10:00 a.m., local time,
    to the Board of Directors;          April 25, 2006

(2) Ratify the appointment of           -----------------------------------
    KPMG LLP as the auditors for        PLACE
    the fiscal year ending              -----------------------------------
    December 31, 2006; and
                                        University Center Club
(3) Transact other business properly    Building B, Floor 3
    coming before the meeting or any    University Center
    adjournment of the meeting.         Florida State University
                                        Tallahassee, Florida

-------------------------------------   -----------------------------------
DOCUMENTS                               VOTING
-------------------------------------   -----------------------------------

The Proxy Statement, proxy card,        Even if you plan to attend the
and Capital City Bank Group Annual      meeting in Tallahassee, Florida,
Report are included in this mailing.    please provide us your voting
                                        instructions in one of the
                                        following ways as soon as possible:

-------------------------------------   (1) Internet - use the internet
RECORD DATE                                 address on the proxy card;
-------------------------------------
                                        (2) Telephone - use the toll-free
Shareowners owning Capital City             number on the proxy card; and
Bank Group shares at the close of
business on February 28, 2006, are      (3) Mail - mark, sign, and date the
entitled to attend and vote at the          proxy card and return in the
meeting.  A list of these shareowners       enclosed postage-paid envelope
will be available at the Annual
Meeting and for 10 days prior to the
Annual Meeting between the hours of
9:00 a.m. and 5:00 p.m., at our
principal executive offices at
217 North Monroe Street, Tallahassee,
Florida 32301.



By Order of the Board of Directors


/s/ J. Kimbrough Davis
J. KIMBROUGH DAVIS
Executive Vice President, Chief Financial Officer
and Corporate Secretary,

Tallahassee, Florida
March 31, 2006

---------------------------------------------------------------------------
PROXY STATEMENT - GENERAL INFORMATION
---------------------------------------------------------------------------


Why am I receiving this Proxy Statement and proxy card?

   We are providing these proxy materials in connection with the solicitation by the Board of Directors of Capital City Bank Group, Inc. ("CCBG," the "Company," "we," "us," or "our"), a Florida corporation, of proxies to be voted at our 2006 Annual Meeting of Shareowners and at any adjournments or postponements of this meeting.

   We will hold our 2006 Annual Meeting at 10:00 a.m., local time, Tuesday, April 25, 2006, at the University Center Club, Building B, Floor 3, University Center, Florida State University, Tallahassee, Florida.

   We are providing this Proxy Statement and the proxy card to our shareowners on or about March 31, 2006.

What is being voted upon?

   You are being asked to elect four Class III directors and to ratify our appointment of KPMG LLP as our auditors. The proposals to be considered will not create appraisal or dissenter's rights.

Could other matters be decided at the Annual Meeting?

   We are not aware of any matters to be presented at the meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting, the holders of the proxies (those persons named on your proxy card) will have the discretion to vote on those matters for you.

Who can vote?

   All shareowners of record at the close of business on the record date of February 28, 2006 are entitled to receive these proxy materials. On that date, there were 18,662,689 shares of our common stock outstanding and entitled to vote, and these shares were held of record by approximately 1,716 shareowners.

How much does each share count?

   Each share counts as one vote. For the proposals scheduled to be voted upon at the meeting, withheld votes on directors, abstentions, and shares held by a broker that the broker fails to vote are all counted to determine a quorum, but are not counted for or against the matters being considered. There is no cumulative voting.

How many votes are required to have a quorum?

   In order for us to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy.

How many votes are required to elect directors and to ratify KPMG's appointment?

   Directors are elected by a plurality of the votes cast. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our meeting, the maximum number of directors to be elected is four. The ratification of KPMG's appointment requires a majority of the votes cast at the Annual Meeting.

How do I give voting instructions?

   You may attend the meeting and give instructions in person or by the Internet, by telephone, or by mail. Instructions are on the proxy card.
The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation and not later revoked in accordance with the instructions given by you. If you want to vote in person at the Annual Meeting, and you hold your shares through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

How will my voting instructions be treated?

   If you provide specific voting instructions, your shares will be voted as instructed. If you hold your shares in your name and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors.

   If you hold your shares in the name of a bank, broker, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your broker can vote your shares on certain "routine" matters. At our meeting, both proposals 1 and 2 are considered routine, which means that your nominee can vote your shares on these proposals if you do not timely provide instructions to vote your shares.

   If you hold your shares in the name of a bank, broker, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you don't give your broker instructions on how to vote your shares, then the votes will be considered broker nonvotes. A "broker nonvote" will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

Can I change my vote?

   Yes, you may revoke your proxy by submitting a later proxy or by written request received by our corporate secretary before the meeting.
You may also revoke your proxy at the meeting and vote in person.

Who pays for soliciting proxies?

   We pay the cost of soliciting proxies. Our officers or other associates may solicit proxies to have a larger representation at the meeting.

What does it mean if I get more than one proxy card?

   You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

What is "householding" and how does it affect me?

   We have adopted a procedure approved by the SEC known as "householding." Under this procedure, shareowners of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these shareowners notifies our transfer agent that they wish to continue receiving individual copies. You may contact our transfer agent, American Stock Transfer & Trust Company in writing: 59 Maiden Lane Plaza Level, New York, NY 10038; by telephone in the U.S., Puerto Rico, and Canada, 800-937-5449; outside the U.S., Puerto Rico, and Canada, 718-921-8124; or on the Internet at www.amstock.com. This procedure will reduce our printing costs and postage fees.

   Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

   If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent as indicated above.

   Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

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CORPORATE GOVERNANCE
---------------------------------------------------------------------------

GOVERNING PRINCIPLES

   We are a financial holding company managed by a core group of officers and governed by a Board of Directors. We are committed to maintaining a business atmosphere where only the highest ethical standards and integrity prevail. An unwavering adherence to high ethical standards provides a strong foundation on which our business and reputation can thrive, and is integral to creating and sustaining a successful, high-caliber company.

INDEPENDENT DIRECTOR MEETINGS IN EXECUTIVE SESSIONS

   Our independent directors, as defined under the Nasdaq rules, have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by our independent directors. Any independent director may call an executive session of independent directors at any time. In 2005, the independent directors met in an executive session five times. Cader B. Cox, III serves as the lead independent director.


INDEPENDENT DIRECTORS

   Our common stock is listed on the Nasdaq National Market. Nasdaq requires that a majority of our directors be "independent," as defined by Nasdaq's rules. Generally, a director does not qualify as an independent director if the director or a member of a director's immediate family has had in the past three years, certain relationships or affiliations with us, our external or internal auditors, or other companies that do business with us. Our Board has affirmatively determined that a majority of our directors are independent directors under the Nasdaq rules. Included among our independent directors are the following current directors and nominees for director: DuBose Ausley, Frederick Carroll, III, Cader B. Cox, III, J. Everitt Drew, John K. Humphress, Lina S. Knox, Ruth A. Knox, and Henry Lewis III.

SHAREOWNER COMMUNICATIONS

   Our Corporate Governance Guidelines provide for a process by which shareowners may communicate with the Board, a Board committee, the non-management directors as a group, or individual directors. Shareowners who wish to communicate with the Board, a Board committee or any other directors or individual directors may do so by sending written communications addressed to the Board of Directors of Capital City Bank Group, a Board committee or such group of directors or individual directors:

   Capital City Bank Group, Inc.
   c/o Corporate Secretary
   217 North Monroe Street
   Tallahassee, Florida 32301

   Communications will be compiled by our Corporate Secretary and submitted to the Board, a committee of the Board or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board. The Board has requested that the Corporate Secretary submit to the Board all communications received, excluding those items that are not related to board duties and responsibilities, such as: mass mailings; job inquiries and resumes; and advertisements, solicitations, and surveys.

CORPORATE GOVERNANCE GUIDELINES

   The Board has adopted Corporate Governance Guidelines that give effect to the Nasdaq corporate governance listing standards and various other corporate governance matters.

CODES OF CONDUCT AND ETHICS

   The Board has adopted Codes of Conduct applicable to all directors, officers, and associates and a Code of Ethics applicable to our Chief Executive Officer and our financial and accounting officers, all of which are available, without charge, upon written request to:

   Capital City Bank Group, Inc.
   c/o Corporate Secretary
   217 North Monroe Street
   Tallahassee, Florida 32301

These codes are designed to comply with Nasdaq and SEC requirements.

BOARD AND COMMITTEE EVALUATIONS

   The Corporate Governance Committee uses written questionnaires to evaluate the Board as a whole and its committees. The evaluation process occurs annually. Directors submit completed questionnaires to the Chair of the Corporate Governance Committee, who summarizes the results without attribution. The full Board discusses the summary of the Board evaluation, and each committee discusses the summary of its own evaluation.

DIRECTOR NOMINATING PROCESS

   The Nominating Committee annually reviews and makes recommendations to the full Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes and personal and professional backgrounds needed by the Board, consistent with applicable Nasdaq and regulatory requirements.

   The Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our shareowners. The Nominating Committee will consider criteria including the nominee's current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, the business experience currently desired on the Board, geography, the nominee's banking industry experience, and the nominee's general ability to enhance the overall composition of the Board.

   Our Nominating Committee will identify nominees for directors primarily based upon suggestions from shareowners, current directors, and executives. The Chair of the Nominating Committee and at least one other member of the Nominating Committee will interview director candidates. The full Board will formally nominate candidates for director to be included in the slate of directors presented for shareowner vote based upon the recommendations of the Nominating Committee following this process.

DIRECTOR SERVICE ON OTHER BOARDS

   Directors may not serve on more than three other Boards of public companies in addition to our Board.

CHANGE IN DIRECTOR OCCUPATION

   When a Director's principal occupation or business association changes substantially during his or her tenure as Director, that Director will tender his of her resignation for consideration by the Nominating
Committee. The Nominating Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

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BOARD AND COMMITTEE MEMBERSHIP
---------------------------------------------------------------------------

BOARD OF DIRECTORS

   Our Board of Directors oversees our business, property, and affairs pursuant to the Florida Business Corporation Act and our Bylaws. Members of our Board are kept informed of our business through discussions with our senior management team, by reviewing materials provided to them, and by participating in Board and Committee meetings.

   Our Board met 12 times in 2005. All of our directors attended at least 75 percent of the total aggregate number of Board and Committee meetings on which they served.

   We expect all directors to attend our Annual Meeting. All directors, who were directors at the time of our Annual Meeting in 2005, attended the Annual Meeting.

COMMITTEES OF THE BOARD

   Our Board of Directors has five standing committees: Audit, Compensation, Corporate Governance, Executive, and Nominating. Other than the Executive Committee, the Board has adopted written charters for each of its other four standing committees. The Nominating and Audit Committee charters are published on the Corporate Governance section of our website at www.ccbg.com and were included as appendices to our proxy statement filed with the SEC on April 1, 2004. The Board has determined that all members of the Audit, Compensation, Corporate Governance, and Nominating Committees are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.



                                                       Corporate
Name                        Audit     Compensation     Governance     Executive     Nominating
----------------------------------------------------------------------------------------------
DuBose Ausley                                                           Chair

Thomas A. Barron

Frederick Carroll, III*     Chair                           X             X

Cader B. Cox, III             X           Chair                           X             X

J. Everitt Drew               X             X

John K. Humphress*                                        Chair           X

L. McGrath Keen, Jr.

Lina S. Knox                                                X

Ruth A. Knox                  X                             X                         Chair

Henry Lewis III                             X                                           X

William G. Smith, Jr.**                                                   X

*   Qualifies as a financial expert
**  Chairman of the Board of Directors



Audit Committee

   The Audit Committee met 13 times in 2005. The Audit Committee (a) oversees our auditing, accounting, financial reporting, and internal control functions; (b) monitors and reviews our compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 and reviews regulatory reports; (c) reviews independent auditors' report on our financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters; and (d) recommends independent auditors and reviews their independence and qualifications, services, fees, and the scope and timing of audits.

Compensation Committee

   The Compensation Committee met seven times in 2005.  The Compensation
Committee: (a) reviews and approves corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and sets the Chief Executive Officer's base salary, short-term incentive compensation, and long-term incentive compensation based on this evaluation;
(b) reviews and approves base salary, short-term incentive compensation, and long-term incentive compensation of our executive officers; (c) reviews the compensation of our senior management team other than our executive officers; (d) reviews and approves benefits, including retirement benefits and perquisites of our executive officers; (e) reviews and approves employment agreements, severance agreements, and change-in-control agreements for executive officers; (f) evaluates and recommends the appropriate level of director compensation, including compensation for service as a member or chair of a Board committee, and ensures that payments, if any, to directors other than in their capacity as directors are proper, and are fully and properly disclosed; and (g) establishes and reviews stock ownership guidelines for directors and executive officers.

   None of the members of the Compensation Committee is an executive officer of a public company of which one of our executive officers is a director.

Nominating Committee

   The Nominating Committee met three times in 2005. The Nominating Committee (a) develops and reviews background information for candidates for the Board of Directors, including candidates recommended by shareowners, and makes recommendations to the Board of Directors about these candidates; (b) evaluates the performance of current Board members proposed for standing for reelection; (c) recommends to the Board for approval a slate of nominees for election to the Board; (d) reviews all candidates for nomination submitted by shareowners; and (e) develops plans for our managerial succession.

Corporate Governance Committee

   The Corporate Governance Committee met four times in 2005. The Corporate Governance Committee: (a) develops, implements and monitors policies and practices relating to corporate governance; (b) coordinates director orientation and appropriate continuing education programs for directors; (c) oversees the annual self-assessment of the Board and Board Committees; and
(d) reviews all shareowner proposals.

Executive Committee

   The Executive Committee has the delegated authority to exercise the power and authority of the Board of Directors between meetings (except for matters requiring the full Board or the shareowners). The Executive Committee did not meet in 2005.

DIRECTORS' FEES

   Only non-employee directors are compensated for board service. In 2005 the pay components were:

   Annual Retainers:

      *  $12,500 for each non-employee member of the Board of Directors

      * $1,250 additional annual retainer if serving as chairman of a Board committee (except Audit Committee)

      *  $2,500 additional annual retainer if serving as Audit Committee
         Chairman

   Meeting Fees:

      *  $1,000 for each  month in which a director attends a Board meeting

   Directors were also permitted to purchase shares of common stock at a 10% discount from fair market value under the 2005 Director Stock Purchase Plan. This Plan had 93,750 shares reserved for issuance. During 2005, 6,589 shares were purchased. Purchases under this Plan were not permitted to exceed the annual retainer and meeting fees received. Our shareowners adopted the 2005 Director Stock Purchase Plan at our 2004 Annual Meeting.

   Mr. Keen is employed by Capital City Bank. His compensation in 2005 was $178,200.



                2005 NON-MANAGEMENT DIRECTORS' COMPENSATION TABLE

                              Annual      Annual
                              Board       Chair       Meeting
Name                         Retainer    Retainer      Fees        Total
------------------------------------------------------------------------------
DuBose Ausley              $  12,500   $   1,250   $  11,000   $  24,750
Frederick Carroll, III        12,500       2,500      11,000      26,000
Cader B. Cox, III             12,500       1,250      12,000      25,750
J. Everitt Drew               12,500           0      11,000      23,500
John K. Humphress             12,500       1,250      12,000      25,750
Lina S. Knox                  12,500           0      12,000      24,500
Ruth A. Knox                  12,500           0*     11,000      23,500
Henry Lewis III               12,500           0      12,000      24,500

*        Ms. Knox was appointed as Chair of the Nominating Committee in February
   2006 replacing John R. Lewis who retired from the Board of Directors.




STOCK OWNERSHIP EXPECTATIONS

   We maintain stock ownership expectations for all non-management directors. Under our current guidelines, all non-management directors are expected to own our common stock equal in value to 10 times their annual director compensation. Directors have 10 years from the date they are first appointed or elected to our Board to meet the stock ownership expectations.

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NOMINEES FOR ELECTION AS DIRECTORS
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ELECTION OF DIRECTORS (PROXY ITEM NO. 1)
----------------------------------------

   The Board of Directors is divided into three classes, designated Class
I, Class II, and Class III. The directors in each class are elected for terms of three years or until their successors are duly elected and qualified.

   At the meeting, the shareowners will elect four Class III directors.
The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors. The Board of Directors proposes the following four nominees for election as directors at the Annual Meeting. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of the following nominees as directors.

   If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board of Directors to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors has been set at 13 members. If all four director nominees are elected, the Board of Directors will have two vacancies.
There is no requirement for the Nominating Committee to nominate directors to fill these vacancies. As of the date the Proxy Statement went to print, the Nominating Committee has not determined replacements. Although two vacancies exist, proxies cannot be voted for a greater number of persons than the nominees named.

          NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2009
          --------------------------------------------------------

---------------------------------------------------------------------------

DuBOSE AUSLEY
[photograph of DuBose Ausley]
Mr. Ausley, 68, has been a director since 1982. He is employed by the law firm of Ausley & McMullen and was Chairman of this firm and its predecessor for more than 20 years. Since 1992, he has served as a director of TECO Energy, Inc. In addition, Mr. Ausley has served as a director of Huron Consulting Group, Inc. since 2004.

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FREDERICK CARROLL, III
[photograph of Frederick Carroll, III]

Mr. Carroll, 55, has been a director since July 1, 2003. Since 1990, he has been the Managing Partner of Carroll and Company, CPAs, an accounting firm specializing in tax and audit based in Tallahassee, Florida.

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                                      8

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JOHN K. HUMPHRESS
[photograph of John K. Humphress]
Mr. Humphress, 57, has been a director since 1994. Since 1973, he has been a shareholder of Wadsworth, Humphress, Hollar, & Konrad, P.A., a public accounting firm.

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HENRY LEWIS III
[photograph of Henry Lewis III]
Dr. Lewis, 56, has been a director since July 1, 2003. He is a Professor and Director of the College of Pharmacy and Pharmaceutical Studies at Florida A&M University. Prior to Dr. Lewis's appointment to his position as director in 2004, Dr. Lewis served as Dean of the College of Pharmacy and Pharmaceutical Studies at Florida A&M University since 1994.

---------------------------------------------------------------------------



---------------------------------------------------------------------------
  The Board of Directors unanimously recommends a vote "FOR" the nominees.
---------------------------------------------------------------------------

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CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
---------------------------------------------------------------------------

           CONTINUING CLASS I DIRECTORS (Term expiring in 2007)
           ----------------------------------------------------

---------------------------------------------------------------------------

CADER B. COX, III
[photograph of Cader B. Cox, III]
Mr. Cox, 56, has been a director since 1994. Since 1976, he has served as President of Riverview Plantation, Inc., a resort and agricultural company.

---------------------------------------------------------------------------

L. MCGRATH KEEN, JR.
[photograph of L. McGrath Keen, Jr.]
Mr. Keen, 52, has been a director since October 2004. He served as President (since 2000) and director (1980-2004) of Farmers and Merchants Bank, prior to its merger with CCBG. He was a principal shareowner of Farmers and Merchants Bank at the time of the merger. Since October 2004, Mr. Keen has served as an associate of Capital City Bank.

---------------------------------------------------------------------------

RUTH A. KNOX
[photograph of Ruth A. Knox]
Ms. Knox, 52, has been a director since 2003. Since 2003, she has served as President of Wesleyan College, Macon, Georgia. Prior to this appointment, she practiced law in Atlanta and Macon, Georgia for 25 years.

---------------------------------------------------------------------------

WILLIAM G. SMITH, JR.
[photograph of William G. Smith, Jr.]
Mr. Smith, 52, is our Chairman of the Board and has been a director since 1982. In 1995, he was appointed our President and Chief Executive Officer and Chairman of Capital City Bank. In 2003, Mr. Smith was elected our Chairman of the Board of Directors. Mr. Smith was elected as a director of Southern Company in February 2006. Mr. Smith is the first cousin of Lina
S. Knox.

---------------------------------------------------------------------------

           CONTINUING CLASS II DIRECTORS (Term expiring in 2008)
           -----------------------------------------------------

---------------------------------------------------------------------------

THOMAS A. BARRON
[photograph of Thomas A. Barron]
Mr. Barron, 53, has been a director since 1982. He is our Treasurer and was appointed President of Capital City Bank in 1995.

---------------------------------------------------------------------------

J. EVERITT DREW
[photograph of J. Everitt Drew]
Mr. Drew, 50, has been a director since 2003. Since 2000, he has been the President of St. Joe Land Company where his duties include overseeing the sale and development efforts of several thousand acres of St. Joe property in northwest Florida and southwest Georgia.

---------------------------------------------------------------------------

LINA S. KNOX
[photograph of Lina S. Knox]
Ms. Knox, 61, has been a director since 1998. She is a dedicated community volunteer. Ms. Knox is the first cousin of William G. Smith, Jr.

---------------------------------------------------------------------------


                     NON-DIRECTOR EXECUTIVE OFFICER:
                     -------------------------------

---------------------------------------------------------------------------
J. KIMBROUGH DAVIS
[photograph of J. Kimbrough Davis]
Mr. Davis, 52, was appointed our Executive Vice President and Chief Financial Officer of the Company in 1997. He served as Senior Vice President and Chief Financial Officer from 1991 to 1997. In 1998, he was appointed Executive Vice President and Chief Financial Officer of Capital City Bank.

---------------------------------------------------------------------------
SHARE OWNERSHIP
---------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and parties owning beneficially more than 10% of our common stock, to file reports with the Securities and Exchange Commission to reflect their interests in our common stock. Copies of these reports must be furnished to us.

   Based solely upon on a review of these reports received by us for fiscal 2005 and any written representations from reporting persons, we believe that during 2005 each required Section 16(a) report for 2005 was filed on time.

SHARE OWNERSHIP TABLE

   The following table sets forth information, as of February 28, 2006, with respect to the number of shares of our common stock beneficially owned by our directors, executive officers named in the Summary Compensation Table, and all executive officers and directors as a group. The following table also provides information with respect to each person known by us to beneficially own more than 5% of our common stock.

   As of February 28, 2006, there were 18,662,689 shares of our common stock outstanding.




                                                                                Percentage of
                                                       Shares Beneficially       Outstanding
                                                            Owned <F1>           Shares Owned
                                                       -------------------      -------------
---------------------------------------------------------------------------------------------
DuBose Ausley                                                672,381 <F2>            3.60%

Thomas A. Barron                                             309,708 <F3>            1.66%

Frederick Carroll, III                                         5,514                     *

Cader B. Cox, III                                            398,284 <F4>            2.13%

J. Kimbrough Davis                                            63,697 <F5>                *

J. Everitt Drew                                                3,624 <F6>                *

John K. Humphress                                            533,003 <F7>            2.86%

L. McGrath Keen, Jr.                                         543,032 <F8>            2.91%

Lina S. Knox <F10>                                            68,163 <F9>                *

Ruth A. Knox                                                   2,502                     *

Henry Lewis III                                                1,896                     *

Private Capital Management                                 1,119,150 <F11>           6.00%
8889 Pelican Bay Blvd., Naples, Florida  34108

Robert H. Smith <F10>                                      3,140,280 <F12>          16.83%
Post Office Box 11248
Tallahassee, Florida 32302

William G. Smith, Jr. <F10>                                3,396,053 <F13>          18.17%
Post Office Box 11248
Tallahassee, Florida 32302

All Directors and Executive Officers as a Group            5,621,842                30.08%
(12 Persons)

*Represents less than one percent.




                                      12



<F1>  For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to the shares or has a right to acquire beneficial ownership at any time within 60 days from the record date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

<F2>  Includes (i) 285,431 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 12,500 shares owned by Mr. Ausley's wife, of which he disclaims beneficial ownership; and (iii) 350 shares owned by Mr. Ausley and his wife.

<F3>  Includes (i) 56,031 shares held in trusts under which Mr. Barron serves as trustee; (ii) 713 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and (iii) 28,906 shares owned by Mr. Barron's wife, of which he disclaims beneficial ownership.

<F4>  Includes 376,015 shares held in a trust under which Mr. Cox shares voting and investment power as a co-trustee; and (ii) 2,500 shares owned by Mr. Cox's wife, all of which he disclaims beneficial ownership. Of the shares beneficially owned by Mr. Cox, 376,015 shares are also beneficially owned by Mr. Humphress.

<F5>  Includes (i) 1,485 shares in accounts for his children for which Mr.
      Davis is custodian; (ii 19,710 shares owned jointly by Mr. Davis and his wife; and (iii) 5,496 shares owned by Mr. Davis's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.

<F6>  Includes 624  shares in accounts for his children for which Mr. Drew is custodian.

<F7>  Includes (i) 90,890 shares held by a limited partnership of which Mr.
      Humphress is a general partner and shares voting and investment power;
      (ii) 4,112 shares owned jointly by Mr. Humphress and his wife;
      (iii) 2,812 shares in accounts for his children for which Mr. Humphress is custodian; (iv) 376,015 shares held in a trust under which Mr. Humphress shares voting and investment power as a co-trustee, of which he disclaims beneficial ownership; and (v) 1,722 shares owned by Mr. Humphress's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership. Of the shares beneficially owned by Mr. Humphress, 376,015 shares are also beneficially owned by Mr. Cox.

<F8>  Includes (i) 118,490 shares held in a trust of which Mr. Keen serves as trustee; (ii) 199,385 shares held in a trust under which Mr. Keen serves as co-trustee; and (iii) 682 shares owned by Mr. Keen's wife, of which he disclaims beneficial ownership

<F9>  Includes 3,750 shares owned jointly by Ms. Knox and her husband.

<F10> Robert H. Smith and William G. Smith, Jr. are brothers, and Lina S.
      Knox is their first cousin.

<F11> As reported in a Schedule 13G amendment dated February 14, 2006.
      Private Capital Management, L.P. ("PCM"), a registered investment adviser, reported that it is deemed to be the beneficial owner of the shares held by PCM's clients and managed by PCM. PCM reported shared voting and investment power over 1,119,150 shares. Gregg J. Powers, President of PCM, reported shared voting and investment power over the same 1,119,150 shares. Bruce S. Sherman, Chief Executive Officer of PCM, reported shared voting and investment power over the same 1,119,150 shares of Common Stock, and sole voting and investment power over an additional 14,062 shares.

<F12> Includes (i) 100,183 shares in accounts for his children for which Mr.
      Smith is custodian; (ii) 567,051 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; and (iii) 615,784 shares held by a partnership under which Mr. Smith shares voting and investment power. Of the shares beneficially owned by Robert H. Smith, 1,182,835 shares are also beneficially owned by William G. Smith, Jr.

<F13> Includes (i) 39,143 shares in an account for his son for which Mr.
      Smith is custodian; (ii) 567,051 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee;
      (iii) 615,784 shares held by a partnership under which Mr. Smith shares voting and investment power; (iv) 44,478 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership; and (v) 27,840 shares that may be acquired pursuant to non-voting stock options that are or will become exercisable within 60 days. Of the shares beneficially owned by William G. Smith, Jr., 1,182,835 shares are also beneficially owned by Robert H. Smith.


----------------------------------------------------------------------------
EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
----------------------------------------------------------------------------

EXECUTIVE OFFICERS

   Executive officers are elected annually by the Board of Directors at its meeting following the annual meeting of shareowners to serve for a one year term and until their successors are elected and qualified. Messrs. Barron and William G. Smith, Jr. serve as directors and executive officers and Mr. Davis is an executive officer. For information pertaining to the business experience and other positions held by these individuals, see "NOMINEES FOR ELECTION AS DIRECTORS" and "CONTINUING DIRECTORS AND EXECUTIVE OFFICERS."

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

   During 2005, Capital City Bank, our wholly owned subsidiary, had outstanding loans to several of our directors, executive officers, their associates and members of the immediate families of these directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

   DuBose Ausley, a director, is employed by and is the former Chairman of Ausley & McMullen, our general counsel. During 2005, we paid legal fees to this law firm of approximately $700,880.

   Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership L.L.P. ("SIGP") in which William G. Smith, Jr., Chairman of the Board, President, and Chief Executive Officer, Robert H. Smith, a Vice President, and Lina S. Knox, a director, are partners. In addition, a trust for the benefit of Elaine W. Smith, a relative of Messers. Smith and Smith and Ms. Knox, of which Mr. Ausley is trustee, is also a partner of SIGP. As trustee of this trust, Mr. Ausley has the power to vote the SIGP interests owned by the trust. Under a lease agreement expiring in 2024, Capital City Bank makes monthly lease payments to SIGP. Lease payments are adjusted periodically for inflation. Actual lease payments made by Capital City Bank to SIGP in 2005 amounted to $109,000.

   Capital City Bank leases its East Dublin Office from a partnership of which McGrath Keen, Jr., a director, has one-half ownership interest. The annual lease provides for payments of $46,500, to be adjusted for inflation in future years.

   Under an agreement with Keen Insurance Agency, Capital City Bank shares one-half of the commissions received from the sale of credit life and accident/health insurance in Dublin, Georgia with the agency. Payments made to the agency during 2005 were approximately $30,000. McGrath Keen, Jr., a director, has a 60% ownership interest in Keen Insurance Agency.

CHANGES IN CONTROL

   In the event of a change in control, our named executive officers will be credited with an additional two years of credited service for purposes of computation of retirement benefits payable under the Supplemental Employee Retirement Plan ("SERP"). Accrued benefits based upon normal retirement are payable to the named executive officer upon a change in control. A "change in control" under the SERP means the sale of substantially all of our assets, a change in share ownership of greater than 50% within a 24-month period. For more information regarding our SERP, please see page 22 under the heading "Retirement Plans."

   In the event of a change in control, any stock options previously granted to one of our named executive officers under the 1996 or 2005 Associate Incentive Plans would become immediately vested. A "change in control" for purposes of the immediate vesting of options means a change in share ownership of a fixed percent, or, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by our shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2005: Cader B. Cox, III (Chairman), J. Everitt Drew, Henry Lewis III, and John R. Lewis. None of the members of the Compensation Committee is a current or former officer or employee of ours.

----------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT
----------------------------------------------------------------------------

What is the Company's Executive Compensation Philosophy?

   We, as a Committee, have established the Company's compensation philosophy. This compensation philosophy provides broad guidance on executive compensation and more specifically on the compensation of the named executive officers including the Chairman, President, and Chief Executive Officer of the Company, the President of Capital City Bank, and the Executive Vice President and Chief Financial Officer of the Company. Specifically, the compensation philosophy is to:

     *  Align compensation with shareowner value;
     * Provide a direct and transparent link between the performance of the Company and pay for the CEO and top management;
     * Make wise use of the Company's equity resources to ensure compatibility between management and shareowner interests;
     * Align the interests through performance-based incentive plans of the Company's senior executive officers with that of shareowners; and
     * Award total compensation that is both reasonable and effective in attracting, motivating and retaining key associates.

   We believe that accomplishing corporate goals is essential for the Company's continued success and sustained financial performance. Therefore, we believe that executive compensation should be largely performance-based. Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Board of Directors' desire to emphasize performance in certain areas. Each year, we review and approve all performance-based goals.

What Comprises Total Executive Compensation?

   *  Base salary
   *  Short-term incentives
   *  Long-term incentives
   *  Benefits and perquisites

Total Executive Compensation

   During 2004 and 2005, we employed an outside compensation consultant who conducted a study comparing the total compensation of the Company's named executive officers to a peer group of comparable commercial banks. The banks in the peer group were chosen based on their similarities to the Company relative to asset size, performance, and markets served. A compensation study is one of the many tools we use to determine the level of compensation for the Company's named executive officers.

Base Salary

   Base salaries for the named executive officers are determined by assessing the competitive market, the responsibilities required by the position, and the experience and performance of the individual. Mr. Smith was elected as President and Chief Executive Officer in 1995 and, in

2003, he was appointed Chairman of the Board of the Company. In 2005, Mr. Smith's base salary was set at $210,000 per year. We have increased his salary to $230,000 per year for 2006.

Short-term Incentives

   Cash Bonuses. Each named executive officer has the opportunity to earn annual cash bonuses. These cash bonuses, paid through the profit participation plan, are based solely on the Company achieving a target earnings per share (EPS). EPS goals are set at the beginning of the year as recommended by management and approved by the Compensation Committee and the Board of Directors. In 2005, no bonuses would be paid if the Company's actual EPS is 75% or less of the targeted EPS. Bonuses ranging from 4% to 200% of a specified target award are paid to named executive officers if the Company's actual EPS is between 75% and 125% of targeted EPS of $1.65. In 2005, based on achieving EPS of $1.66, Mr. Smith's cash bonus was $230,423, which was 102% of his target award of $225,000.

   Performance Share Units. The Company maintains an Associate Incentive Plan, which was approved by the Company's shareowners. Under this plan, the named executive officers are eligible to earn annual Performance Share Units, based on the achievement of short-term performance goals. For 2005, there were two separate components to the named executive officers' short-term stock bonus awards.

   First, we set an award based on revenue growth, loan and deposit growth, achieving an efficiency target, and loan credit quality measures. For achieving short-term performance goals in 2005, Mr. Smith received a payout of 498 shares under the Associate Incentive Plan, with a fair market value of $34.29 per share. The opportunity at maximum performance was 995 shares. In addition to stock earned in 2005, the Company provided a cash bonus equal to 31% of the value of stock as a partial offset to the tax liability incurred by Mr. Smith.

   Second, we set an award based on the Company's Project 2010 goal of annual earnings of $50 million by the year 2010, which requires a 10% compound annual growth rate for the seven year period ending December 31, 2010. Named executive officers could earn 100% of the target award if the Company achieved its Project 2010 goal for 2005 of $30.6 million or 75% of the target award if the Company fell short of its Project 2010 goal, but achieved its budget goal of $30.1 million. Below $30.1 million no award is earned. In 2005, the Company earned $30.3 million, therefore Mr. Smith received a payout at the 75% level, which equated to 746 shares at a fair market value of $34.29 per share. The opportunity at maximum performance was 995 shares.

   Total Annual Bonus of Chief Executive Officer. Mr. Smith's annual bonus was tied directly to the Company's actual profitability for 2005 compared to targeted profitability. We believe his performance and influence are best measured by the Company's profitability and performance goals. In 2005, Mr. Smith earned short-term incentive compensation of $286,304. This annual bonus includes a cash bonus of $230,423, a stock bonus award of $42,657, and a 31% tax supplement bonus of $13,224.

Long-term Incentives

   Stock Options. Mr. Smith is the only named executive officer who is currently eligible to be granted stock options. On March 24, 2005, the Company and Mr. Smith entered into an agreement to award stock options as provided for in the Associate Incentive Plan. Under the agreement, the Company agreed to award a fixed dollar Black-Scholes equivalent value of stock options based on achieving a three-year compound growth rate in EPS. The target award for achieving a 10% compound growth rate in EPS is $250,000.
No award is earned if actual performance is below a 7.5% compound growth rate in EPS, the minimum performance level. A maximum award of $500,000 is earned if the EPS compound growth rate equals or exceeds 12.5%, the maximum performance level. If the compound growth rate in EPS is greater than the minimum performance level and less than or equal to the maximum performance level, then the award will be made on a pro-rata basis. The compound growth rate in EPS for the three-year period ending on December 31, 2005 was 6.1%; therefore Mr. Smith did not earn any stock options in 2005.

Benefits and Perquisites

   In addition to the benefits that are available to all of our associates, we provide retirement benefits under the Company's supplemental employee retirement plan, as discussed on page 22. Moreover, we provide the named executive officers with perquisites that we believe are reasonable, competitive and consistent with the Company's overall executive compensation program. The value of the perquisites for each named executive officer in the aggregate does not exceed the lesser of $50,000 or 10% of the executive officer's compensation.

Executive Compensation Policy Decisions

   In addition to establishing the compensation elements described above, we have adopted a number of policies to further the goals of our executive compensation program, particularly with respect to strengthening the alignment of our executives' interests with our shareowners' long-term interests.

   Stock Ownership Expectations. We maintain stock ownership expectations for all senior managers, including our executive officers. Under our current guidelines, all senior managers are expected to own Company common stock equal in value to at least two times their annual compensation. The Committee has determined that as of December 31, 2005, all named executive officers have met our ownership expectations and all other senior managers covered by this program are making significant strides in meeting the ownership expectations.

   Expensing Stock Options.  The Company has expensed stock options since
2003.

   Prohibition on Repricing Stock Options. By the terms of the 2005 Associate Incentive Plan, repricing stock options is prohibited without shareowner approval.

Tax Deductibility of Compensation

   Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly traded company may deduct for compensation paid to a named executive officer who is employed on the last day of the fiscal year. "Performance-based compensation" is excluded from this $1 million limitation. In general, our policy is to provide compensation that is fully deductible by the Company for income tax purposes. However, in order to maintain ongoing flexibility of the Company's compensation programs, we may from time to time approve annual compensation that exceeds the $1 million limitation. We recognize that the loss of the tax deduction may be unavoidable under these circumstances.

Summary

   The Compensation Committee continues to monitor and review all of the compensation programs for the Company to ensure that each plan provides a fair and equitable return for both the shareowners and the executive officers of the Company. We frequently review the various pay plans and policies and modify them, as we deem necessary to continue to meet the Company's business objectives and philosophy. We believe that the policies and programs described in this report provide a substantial link between executive pay and Company performance and serve the best interests of shareowners.

                           COMPENSATION COMMITTEE:

                         CADER B. COX, III, CHAIRMAN
                             J. EVERITT DREW
                             HENRY LEWIS III

----------------------------------------------------------------------------
EXECUTIVE COMPENSATION
----------------------------------------------------------------------------

   The following summary compensation table shows compensation information for our Chief Executive Officer and each of our other two executive officers who earned over $100,000 in aggregate salary, bonus, and other compensation in the fiscal year ended December 31, 2005.



                          Summary Compensation Table


                                                                                                       Long-Term
                                                        Annual Compensation                           Compensation
                                          -----------------------------------------------
--------------------------------
                                                                                              Securities       Long-Term
      Name and                                                            Other Annual        underlying     Incentive
Plan
 Principal Position              Year        Salary       Bonus <F1>    Compensation <F2>      options<F3>     Payouts
<F4>
        (a)                       (b)          (c)           (d)              (e)                (g)               (h)
----------------------          ------    ------------   ------------   -----------------   --------------
---------------
William G. Smith, Jr.            2005       $210,000       $273,080          $13,224            37,246           $  --
Chairman, President, and         2004       $195,000       $216,901          $ 6,339            23,138              --
Chief Executive Officer          2003       $185,500       $237,719          $38,066              --              97,959

Thomas A. Barron                 2005       $200,000       $255,283          $12,469              --                --
President, Capital City Bank     2004       $190,000       $202,862          $ 6,047              --                --
                                 2003       $181,000       $222,331          $37,225              --              96,441

J. Kimbrough Davis               2005       $185,000       $113,521          $ 8,206              --                --
Executive Vice President         2004       $175,000       $ 86,906          $ 3,934              --                --
and Chief Financial Officer      2003       $165,000       $ 95,637          $22,868              --              58,637


<F1>  Includes cash bonuses and the dollar value of short-term incentive stock awards.

<F2>  Consists of cash bonuses paid as a tax supplement to participants in the 2005 Associate Incentive Plan for 2005. The cash bonuses paid in 2003 and 2004 were paid as a tax supplement to participants in the 1996 Associate Incentive Plan.

<F3>  Stock options are typically granted in March based on our previous year's financial results.

<F4>  Consists of the dollar value of all payouts made for long-term performance awards earned under the Associate Incentive Plan.


                                  STOCK OPTIONS

   As discussed in the Compensation Committee Report, stock options are granted only when we achieve superior performance. Each stock option permits the associate to purchase one share of our common stock from us at the market price of our stock on the date of grant. Stock options generally expire 10 years from the date of grant.

   The following tables provide information, for our executive officers named in the Summary Compensation Table, on stock option holdings at the end of 2005. No options were earned for the calendar year 2005. In addition, there were no stock options exercised last year.


                        OPTION GRANTS IN LAST FISCAL YEAR

   The following table contains information concerning stock options granted during the fiscal year ended December 31, 2005, to the executive officers.



                                                                                            Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                    Individual Grants                                             for Option Term
------------------------------------------------------------------------------------------   --------------------------
                           Number of         Percent of
                          Securities        total options
                          Underlying         granted to       Exercise or
                            Options         employees in       base price      Expiration
        Name               granted(#)<F1>    fiscal year        per share         date           5%($)       10%(S)
        (a)                   (b)               (c)                (d)             (e)            (f)          (g)
------------------------------------------------------------------------------------------   --------------------------
William G. Smith, Jr.       37,246              100%             $32.69         3/14/2015      $765,731     $1,940,444
Thomas A. Barron              --                 --                --              --             --            --
J. Kimbrough Davis            --                 --                --              --             --            --

<F1>     The options granted will vest in three equal annual installments beginning on the first anniversary of the date of grant. The options granted will be immediately exercisable if a change in control, as defined on page 14, occurs.


                         OPTION EXERCISES AND HOLDINGS

   The following table contains information with respect to options exercised during 2005 and the value of unexercised options held as of December 31, 2005 for our executive officers.


                                                       Number of securities underlying       Value of unexercised
                                                            unexercised options              in-the-money options
                                                           at fiscal year-end (#)            at fiscal year-end<F1> ($)
                                                                   (d)                                (e)
                                                       --------------------------------   -----------------------------
                          Shares
                        acquired on         Value
        Name            exercise (#)     realized ($)
        (a)                 (b)              (c)         Exercisable    Unexercisable     Exercisable    Unexercisable
--------------------------------------------------------------------------------------   ------------------------------
William G. Smith, Jr.       --                --            7,713           52,671          $10,258         $80,109
Thomas A. Barron            --                --             --               --               --              --
J. Kimbrough Davis          --                --             --               --               --              --

<F1>  We calculated the value of the unexercised options using the difference of the option exercise price and the closing price of our common stock on NASDAQ on December 30, 2005 of $34.29 per share, multiplied by the number of shares underlying the option.

---------------------------------------------------------------------------
RETIREMENT PLANS
---------------------------------------------------------------------------

                  SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

   We have a Retirement Plan, which is a qualified, noncontributory, defined benefit retirement plan. The Retirement Plan covers all full-time associates and part-time associates with 1,000 hours of service annually who are employed by our subsidiaries and us. In addition, we have a Supplemental Employee Retirement Plan or SERP, which is a non-qualified defined benefit plan. The SERP is designed to restore a portion of the benefits Messrs. Smith, Barron, and Davis would otherwise receive under our Retirement Plan, if these benefits were not limited by U.S. tax laws.

   A portion of the retirement benefits for our named executive officers will be paid under our Retirement Plan. The remainder of their retirement benefits will be paid under the SERP. The SERP provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate 60% of average monthly cash compensation, which more closely aligns the benefits payable to Messrs. Smith, Barron, and Davis with those of Retirement Plan participants. We have no obligation to fund the SERP but accrue for our anticipated obligations under the SERP on an annual basis. The following table shows the estimated annual pension benefits payable to an executive officer, assuming retirement on January 1, 2006, at age 65 after selected periods of service. The benefits listed below do not reflect deductions for Social Security or other offset amounts. However, benefits payable under non-qualified retirement plans are subject to deduction for Social Security upon vesting.





                                        Years of Accredited Service
Compensation     10 Years     15 Years     20 Years     25 Years     30 Years     35 Years
 250,000........ $ 56,500     $ 84,800     $113,100     $141,400     $150,000     $150,000
 300,000........   68,000      102,100      136,100      170,100     $180,000     $180,000
 350,000........   79,500      119,300      159,100      198,900     $210,000     $210,000
 400,000........   91,000      136,600      182,100      227,600     $240,000     $240,000
 450,000........  102,500      153,800      205,100      256,400     $270,000     $270,000
 500,000........  114,000      171,100      228,100      285,100     $300,000     $300,000
 550,000........  125,500      188,300      251,100      313,900     $330,000     $330,000




   Benefits for retirement plan purposes are calculated based upon the average monthly compensation for the highest five consecutive years in the last 10 years of employment. Our SERP also provides pre-retirement disability and death benefits. The following table shows the current applicable compensation levels, years of pension service, and annual pension benefit for the named executive officers accrued as of December 31, 2005, assuming payment at age 65:

                        Current Applicable     Accredited       Annual
Name                    Compensation Level      Service     Pension Benefit
William G. Smith, Jr.        $412,793              27          $245,800
Thomas A. Barron              389,404              31           255,000
J. Kimbrough Davis            263,150              24           129,000


---------------------------------------------------------------------------
FIVE-YEAR PERFORMANCE GRAPH
---------------------------------------------------------------------------

   This performance graph compares the cumulative total shareholder return on our common stock with the cumulative total shareholder return of the NASDAQ Composite Index and the SNL Financial $1B-$5B Bank Index for the past five years. The graph assumes that $100 was invested on December 31, 2000 in our common stock and each of the above indices, and that all dividends were reinvested. The shareowner return shown below represents past performance and should not be considered indicative of future performance.


[Omitted Stock Performance Graph is represented by the following table.]




                                                            Period Ending
Index                                 12/31/00  12/31/01  12/31/02  12/31/03  12/31/04  12/31/05
------------------------------------------------------------------------------------------------
Capital City Bank Group, Inc.          100.00     98.41    165.39    247.03    228.49    238.46
NASDAQ Composite Index                 100.00     79.18     54.44     82.09     89.59     91.54
SNL Financial LC $1B-$5B Bank Index    100.00    121.50    140.26    190.73    235.40    231.38


---------------------------------------------------------------------------
AUDIT COMMITTEE REPORT
---------------------------------------------------------------------------

   The Audit Committee, which operates under a written charter adopted by the Board of Directors, monitors the Company's financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2005 and particularly with regard to the Company's audited consolidated statements of financial condition as of December 31, 2005 and 2004, and the related statements of income, changes in shareowners' equity, and cash flows for each of the years in the three-year period ended December 31, 2005.

   The Audit Committee currently is composed of four persons, all of whom are "independent," as defined under Nasdaq rules. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries, has engaged in any nonexempt business transaction or has any nonexempt business or family relationship with the Company or any of its subsidiaries or affiliates. In addition, the Board of Directors has determined that Frederick Carroll, III, Chairman of the Committee, is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

   The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls and reporting. The Company's independent auditors KPMG LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted auditing standards, issuing a report thereon, and annually auditing management's assessment of the effectiveness of internal control over financial reporting. The Audit Committee monitors the integrity of the Company's financial reporting process, system of internal controls and the independence and performance of the Company's independent and internal auditors.

   The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met 13 times during 2005.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

   The Audit Committee also reviewed with KPMG LLP, their judgments as to the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with KPMG LLP, the auditor's independence from management and the Company, including the written disclosures, letter and other matters required of KPMG LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2005 by KPMG LLP that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2005 was compatible with maintaining KPMG LLP's independence. The Audit Committee determined that the provision of non-audit services by KPMG LLP is compatible with being independent.

   Additionally, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board that the Company retain KPMG LLP as the Company's independent auditors for 2006. The Board has approved and ratified such recommendation. In addition, the Committee has approved the scope of non-audit services anticipated to be performed by KPMG LLP in 2006 and the estimated budget for those services.


                           THE AUDIT COMMITTEE:

       FREDERICK CARROLL, III, CHAIRMAN             J. EVERITT DREW
       CADER B. COX, III                            RUTH A. KNOX

---------------------------------------------------------------------------
RATIFICATION OF AUDITORS
---------------------------------------------------------------------------

                RATIFICATION OF AUDITORS (PROXY ITEM NO. 2)
                -------------------------------------------

   The Audit Committee appointed KPMG LLP, independent certified public accountants, as our independent auditors for the fiscal year ending December 31, 2006. KPMG LLP has served as our independent auditors since the 2002 fiscal year.

   With respect to fiscal year 2006, KPMG LLP will audit our consolidated financial statements, provide limited reviews of quarterly reports, and perform services related to filings with the Securities and Exchange Commission and other non-audit related services.

FEES PAID TO PRINCIPAL ACCOUNTANTS

   The following table represents aggregate fees, including out-of-pocket expenses, paid to our auditors, KPMG LLP for the audit of our annual financial statements for 2005 and 2004 and fees billed for other services:

                                      2005              2004
                                    --------         ----------
       Audit Fees <F1>              $661,500         $  849,949
       Audit-Related Fees <F2>        54,500             27,500
       Tax Fees <F3>                  74,370            243,675
       All Other Fees <F4>                 -                  -
                                    --------         ----------
       Total                        $789,870         $1,121,124
                                    ========         ==========

<F1>     Audit Fees - Audit fees billed to us by KPMG LLP for auditing our annual consolidated financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), reviewing the financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings. Also included is $75,000 and $55,000 in out of pocket expenses in the 2005 and 2004 fees, respectively.


<F2>     Audit-Related Fees - Audit-related fees billed to us by KPMG LLP include fees related to the audit of our employee benefit plans.

<F3>     Tax Fees - Tax fees billed to us by KPMG LLP include fees related to the preparation of our original and amended tax returns, claims for refunds, and tax planning.

<F4>     All Other Fees - All other fees billed to us by KPMG LLP.


POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

   The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit

Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, and the fees for the services performed to date.

   The Audit Committee has determined that the non-audit services provided by KPMG LLP during the fiscal year ended December 31, 2005 were compatible with maintaining their independence.


RATIFICATION OF KPMG LLP

   Shareowner ratification of the selection of KPMG LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the shareowners for ratification as a matter of good corporate practice.
If the shareowners fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our and our shareowners' best interests.

   Representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and to make any statements as they may desire.

   The proposal to ratify KPMG LLP as independent auditors will be approved if the votes cast by the shareowners present, or represented, at the meeting and entitled to vote on the matter favoring this proposal exceed the votes cast in opposition to the proposal.


       The Board of Directors unanimously recommends a vote "FOR" ratification of the appointment of KPMG LLP.

---------------------------------------------------------------------------
OTHER MATTERS
---------------------------------------------------------------------------

ANNUAL REPORT

   We filed an annual report for the fiscal year ended December 31, 2005 on Form 10-K with the Securities and Exchange Commission. Shareowners may obtain, free of charge, a copy of our annual report on Form 10-K by writing to our Corporate Secretary at our principal offices.

SHAREOWNER PROPOSALS

   Shareowner proposals that are to be included in the Proxy Statement for the 2007 meeting must be received by December 1, 2006. Shareowner proposals for the 2007 meeting that are not intended to be included in the Proxy Statement for that meeting must be received by February 23, 2007 or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to:

   J. Kimbrough Davis
   Corporate Secretary
   Capital City Bank Group, Inc.
   217 North Monroe Street
   Tallahassee, Florida 32301

DIRECTOR NOMINATIONS

   Any shareowner entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareowner may recommend a director nominee by submitting the name and qualifications of the candidate the shareowner wishes to recommend, pursuant to Article VII of our Articles of Incorporation, to:

   Nominating Committee of the Board of Directors
   c/o Capital City Bank Group, Inc.
   217 North Monroe Street
   Tallahassee, Florida 32301

   To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received no earlier than 180 days and no later than 120 days prior to March 31, 2007, the first anniversary of this year's Notice of Annual Meeting date. In other words, director nominations must be received no earlier than October 4, 2006, and no later than December 2, 2006. Recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareowners. Recommendations meeting these requirements will be brought to the attention of the Nominating Committee. Candidates for director recommended by shareowners are afforded the same consideration as candidates for director identified by our directors, executive officers or search firms, if any, employed by us.

                         CAPITAL CITY BANK GROUP, INC.
                           217 North Monroe Street
                          Tallahassee, Florida 32301

                    PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                                APRIL 25, 2006

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareowner of Capital City Bank Group, Inc. (the "Company"), Tallahassee, Florida, do hereby nominate, constitute and appoint Randolph M. Pople and Dale A. Thompson, or any one of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company, standing in my name on its books as of the close of business on Tuesday, February 28, 2006, at the annual meeting of its shareowners to be held at University Center Club, Building B, Floor 3, University Center, Florida State University, Tallahassee, Florida on Tuesday, April 25, 2006, at 10:00 a.m., or at any adjournments thereof with all the power the undersigned would possess if personally present.

                 (Continued and to be signed on the other side)

                       ANNUAL MEETING OF SHAREOWNERS OF

                        CAPITAL CITY BANK GROUP, INC.

                           Tuesday, April 25, 2006

                         ---------------------------
                          PROXY VOTING INSTRUCTIONS
                         ---------------------------

MAIL
----
Date, sign and mail your proxy
card in the envelope provided as
soon as possible.
                                               ----------------------------
            -OR-
                                               COMPANY NUMBER
TELEPHONE
---------                                      ----------------------------
Call toll-free 1-800-PROXIES
from any touch-tone telephone                  ACCOUNT NUMBER
and follow the instructions.
Have your proxy card available                 ----------------------------
when you call.

            -OR-
                                               ----------------------------
INTERNET
--------
Access "www.voteproxy.com" and
follow the on-screen instructions.
Have your Proxy card available
when you access the web page.


---------------------------------------------------------------------------
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.
---------------------------------------------------------------------------



Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.



---------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
---------------------------------------------------------------------------

(1) To elect the four persons listed at below as Class III directors of the Company to serve a term of three years each, or until their successors are duly elected and qualified.

[ ] FOR ALL NOMINEES                       NOMINEES:
                                           ( ) DuBose Ausley
[ ] WITHHOLD AUTHORITY                     ( ) Frederick Carroll, III
    FOR ALL NOMINEES                       ( ) John K. Humphress
                                           ( ) Henry Lewis III
[ ] FOR ALL EXCEPT
    (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (*)
---------------------------------------------------------------------------



---------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]
---------------------------------------------------------------------------



(2) To ratify the appointment of KPMG LLP as auditors for the Company for the fiscal year ending December 31, 2006.

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


(3) In the discretion of the Board of Directors of the Company, to approve such other business properly coming before the meeting or any adjournment of the meeting.
---------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS.



THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS DETERMINED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTER
WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned Shareowner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.




Signature of Shareowner______________________________    Date:_____________

Signature of Shareowner______________________________    Date:_____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are owned jointly, each shareowner should sign. When signed as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.